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                                                                      EXHIBIT 11

                          BESTFOODS AND SUBSIDIARIES
                SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                   (In millions, except per share amounts)



                                                         Three Months Ended               Six Months Ended
                                                              June 30,                       June 30,
                         BASIC                         1998          1997                1998          1997
                         -----                       --------------------------------------------------------
Income (loss) from continuing operations              $172.3        $(4.1)              $305.7        $113.3
Preferred stock dividends, net of taxes                 (2.3)        (2.8)                (5.1)         (5.7)
                                                     --------------------------------------------------------
Income (loss) from continuing operations
    available to common stockholders                  $170.0         (6.9)               300.6         107.6
Income (loss) from discontinued operations               ---           .6                  ---          (7.9)
Loss on disposal of discontinued operations              ---        (64.4)                 ---         (64.4)
                                                     --------------------------------------------------------
Net income (loss)                                     $170.0       $(70.7)              $300.6         $35.3
                                                     ========================================================
Weighted average shares outstanding                    288.0        286.9                288.3         287.0

BASIC EARNINGS PER SHARE:
Income (loss) from continuing operations               $0.59       $(0.02)               $1.04         $0.37
Income (loss) from discontinued operations               ---          ---                  ---         (0.03)
Loss on disposal of discontinued operations              ---        (0.22)                 ---         (0.22)
                                                     --------------------------------------------------------
Net income (loss)                                      $0.59       $(0.24)               $1.04         $0.12
                                                     ========================================================

                        DILUTED
Income (loss) from continuing operations              $172.3        $(4.1)              $305.7        $113.3
Adjustments to net income:
    Preferred stock dividends, net of taxes              ---         (2.8)                 ---          (5.7)
    Assumed additional cost if ESOP shares
      are fully converted net of tax benefits           (0.8)         ---                 (1.2)          ---
                                                     --------------------------------------------------------
Diluted income from continuing operations              171.5         (6.9)               304.5         107.6
Income (loss) from discontinued operations               ---           .6                  ---          (7.9)
Loss on disposal of discontinued operations              ---        (64.4)                 ---         (64.4)
                                                     --------------------------------------------------------
Net income (loss)                                     $171.5       $(70.7)              $304.5         $35.3
                                                     ========================================================

Weighted average shares outstanding                    288.0        286.9                288.3         287.0
Add incremental shares representing:
    Exercise of stock options                            2.9           (a)                 2.9           2.2
    Performance plan shares                               .4           (a)                  .3            .3
    Conversion of ESOP shares                            7.2           (a)                 8.0            (a)
                                                     --------------------------------------------------------
Weighted average shares as adjusted                    298.5        286.9                299.5         289.5
                                                     ========================================================

DILUTED EARNINGS PER SHARE:
Income (loss) from continuing operations               $0.58       $(0.02)               $1.02         $0.37
Income (loss) from discontinued operations               ---          ---                  ---         (0.03)
Loss on disposal of discontinued operations              ---        (0.22)                 ---         (0.22)
                                                     --------------------------------------------------------
Net income (loss)                                      $0.58       $(0.24)               $1.02         $0.12
                                                     ========================================================
(a) Amtidilutive issue.
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